Exhibit (q)(3)

POWER OF ATTORNEY

The undersigned constitutes each of James R. Bordewick, Jr., Peter T. Fariel, Michelle H. Rhee, Michael G. Clarke, J. Kevin Connaughton, Jeffrey R. Coleman, Michael E. DeFao, John M. Loder, Brian D. McCabe, Cameron S. Avery and Bruce Rosenblum individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, the registration statement on Form N-1A of each of Columbia Funds Series Trust I, Columbia Funds Institutional Trust and Columbia Funds Variable Insurance Trust, and any and all amendments thereto, filed with the Securities and Exchange Commission in my capacity as a trustee of Columbia Funds Series Trust I, Columbia Funds Institutional Trust and Columbia Funds Variable Insurance Trust, respectively.

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned. The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-1A or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of April 10, 2007.

/s/ Douglas A. Hacker	/s/ Janet Langford Kelly
Douglas A. Hacker	Janet Langford Kelly

/s/ Richard W. Lowry	/s/ William E. Mayer
Richard W. Lowry	William E. Mayer

/s/ Charles R. Nelson	/s/ John J. Neuhauser
Charles R. Nelson	John J. Neuhauser

/s/ Patrick J. Simpson	/s/ Thomas E. Stitzel
Patrick J. Simpson	Thomas E. Stitzel

/s/ Thomas C. Theobald	/s/ Anne-Lee Verville
Thomas C. Theobald	Anne-Lee Verville